EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002, except for the last paragraph of Note 5 as to which the date is February 28, 2002, relating to the consolidated financial statements and financial statement schedule of Kyphon Inc., which appears in the registration statement on Form S-1 (No. 33383678).

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
May 29, 2002

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